As filed with the Securities and Exchange Commission on March 1, 2011
Registration No. 333-81845

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
POST-EFFECTIVE AMENDMENT NO. 1
TO
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WESCO International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	25-1723345
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania 15219
(Address of principal executive offices)
CDW Holding Corporation Stock Option Plan
(Full title of the plan)
Richard P. Heyse
Vice President and Chief Financial Officer
225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania 15219
(Name and address of agent for service)
(412) 454-2200
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
(Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION
     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-81845) (the “CDW Plan Registration Statement”) is filed for the purpose of acknowledging and advising that the Registrant has frozen the Registrant’s CDW Holding Corporation Stock Option Plan (the “CDW Plan”) and no new grants may be made under the CDW Plan. As of the date hereof, there are no outstanding grants under the CDW Plan. The Registrant’s 1999 Long-Term Incentive Plan (the “LTIP”) provides that shares that would otherwise become available for issuance under the CDW Plan as a result of forfeiture or cancellation of outstanding grants under the CDW Plan are carried over to and become available for grant under the LTIP. Of the 4,666,715 shares of Common Stock originally registered under the CDW Plan Registration Statement, 2,920,890 shares (the “Carryover Shares”) are hereby carried over to and available for grant under the LTIP. Contemporaneous with the filing of this Post-Effective Amendment No.1 to the CDW Plan Registration Statement, the Registrant is filing a Registration Statement with respect to the LTIP registering the Carryover Shares for issuance under the LTIP. Accordingly, as of the date hereof, the Registrant hereby deregisters the Carryover Shares from the CDW Plan Registration Statement and such Shares will no longer be available for issuance thereunder.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 28th day of February, 2011.

WESCO INTERNATIONAL, INC.

By:	*
Roy W. Haley
Chairman

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Capacity	Date

* Roy W. Haley	Executive Chairman	February 28, 2011

* John J. Engel	Director and President and Chief Executive Officer (Principal Executive Officer)	February 28, 2011

* Richard P. Heyse	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 28, 2011

* Sandra Beach Lin	Director	February 28, 2011

* George L. Miles, Jr.	Director	February 28, 2011

* John K. Morgan	Director	February 28, 2011

* Steven A. Raymund	Director	February 28, 2011

* James L. Singleton	Director	February 28, 2011

Signature	Capacity	Date

* Robert J. Tarr, Jr.	Director	February 28, 2011

* Lynn M. Utter	Director	February 28, 2011

* Stephen A. Van Oss	Director and Senior Vice President and Chief Operating Officer	February 28, 2011

* * William J. Vareschi	Director	February 28, 2011

*By:	/s/ Richard P. Heyse
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

24.1	Power of Attorney (filed herewith).